UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 23, 2016

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Memorandum of Understanding

Effective on February 23, 2016, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain memorandum of understanding (the “Memorandum of Understanding”) with Inditrade Capital Ltd., a corporation organized under the laws of the Republic of India (“INT”).

The Company completed and is currently commercializing version 1 of its sentiment trading proprietary technology for desktops and is set to launch its new Mobile application version in addition to a new version 2 of the Stealth Trader (the “Stealth Trading Proprietary Technology”). The Company’s business mandate is to seek international and local partners, joint ventures and licenses within the top fifty capital markets worldwide to supply retail and profession traders with the Stealth Trading Proprietary Technology. The Company wishes to license its Stealth Trading Proprietary Technology to broker dealers, retail trading houses specializing in equities, commodities, currencies and other securities around the world as a value added and innovative research tool.

Therefore, in accordance with the terms and provisions of the Memorandum of Understanding: (i) the Company will offer INT’s retail, professional and institutional clients the Stealth Console designed for professional traders, the Stealth Signal which is embedded in a platform of choice with additional technical indicators available on demand, the Stealth Mobile and the Stealth Analytics; (ii) INT and the Company desire to enter into a mutually exclusive 36 month license agreement to enable INT to offer its customers the Stealth Trading Proprietary Technology, both desktop and mobile application; (iii) the Company and INT agree to collaborate on setting up suppliers that are local for Indian stock quotes and data fees that will serve as the base of information to be fed into the Stealth Trader and algorithms; and (iv) INT shall have the responsibility of bearing start-up costs and branding.

In further accordance with the terms and provisions of the Memorandum of Understanding, the Company and INT will enter into the proposed licensing agreement whereby INT will be responsible for the day-to-day operational duties, marketing and client service and the Company will be responsible for necessary changes dictated by the Indian market regulations and establish the Indian version of the Stealth Trading Proprietary Technology for the trading of securities in India. The parties will further determine the revenue sharing, which will vary by product type, i.e. desk top or mobile application, and volume of users/businesses. It is further intended that once the Stealth Trading Proprietary Technology is fully established with Indian securities and research signals, a six month testing period will take place with respect to the accuracy of the trading signals at which point INT will have the right to negotiate with the Company as to the creation of a new proprietary/client account trading structure to be launched in India using the research signals of the Stealth Trading Proprietary Technology.

The foregoing description of the Memorandum of Understanding is not complete and is qualified entirely by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Memorandum of Understanding between Epcylon Technologies, Inc. and Inditrade Capital Ltd. Dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: March 1, 2016	/s/ Kyle Appleby
Name: Kyle Appleby
Title: CFO